Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2025 (which includes explanatory paragraphs relating to the Company’s ability to continue as a going concern), relating to the consolidated financial statements of Imunon, Inc. as of December 31, 2024 and 2023 appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
November 12, 2025